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                                                                      Exhibit 21

                    Subsidiaries of the Columbia Energy Group
                             as of December 31, 1999

                                                              State of
         Segment / Subsidiary                               Incorporation
         --------------------                               -------------

Transmission and Storage Operations
    Columbia Gas Transmission Corporation                      Delaware
    Columbia Gulf Transmission Company                         Delaware
    Columbia Pipeline Corporation                              Delaware

Distribution Operations
    Columbia Gas of Kentucky, Inc.                             Kentucky
    Columbia Gas of Maryland, Inc.                             Delaware
    Columbia Gas of Ohio, Inc.                                 Ohio
    Columbia Gas of Pennsylvania, Inc.                         Pennsylvania
    Columbia Gas of Virginia, Inc.                             Virginia

Exploration and Production Operations
    Columbia Energy Resources, Inc.                            Texas

Energy Marketing Operations
    Columbia Energy Services Corporation                       Kentucky
    Columbia Propane Corporation                               Delaware

Power Generation, LNG and Other Operations
    Columbia LNG Corporation                                   Delaware
    Columbia Atlantic Trading Corporation                      Delaware
    Columbia Electric Corporation                              Delaware
    Columbia Energy Group Capital Corporation                  Delaware
    Columbia Network Services Corporation                      Delaware

Corporate
    Columbia Energy Group Service Corporation                  Delaware
    Columbia Insurance Corporation, Ltd                        Bermuda
    Columbia Finance Corporation                               Delaware
